                                                                   Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                         EG Sponsor LLC

Address of Joint Filer:                      375 Park Avenue, 24th Floor
                                             New York, NY 10152

Relationship of Joint Filer to Issuer:       10% Owner

Issuer Name and Ticker or Trading Symbol:    EG Acquisition Corp. [EGGFU]

Date of Event Requiring Statement:           5/25/2021
(Month/Day/Year)
:
Name of Joint Filer:                         EnTrust Global Management GP LLC

Address of Joint Filer:                      375 Park Avenue, 24th Floor,
                                             New York, NY 10152

Relationship of Joint Filer to Issuer:       10% Owner

Issuer Name and Ticker or Trading Symbol:    EG Acquisition Corp. [EGGFU]

Date of Event Requiring Statement:           5/25/2021
(Month/Day/Year)

Name of Joint Filer:                         GH Onshore GP LLC

Address of Joint Filer:                      375 Park Avenue, 24th Floor,
                                             New York, NY 10152

Relationship of Joint Title:                 10% Owner

Issuer Name and Ticker or Trading Symbol:    EG Acquisition Corp. [EGGFU]

Date of Event Requiring
Statement: (Month/Day/Year):                 5/25/2021

Name of Joint Filer:                         Gregg S. Hymowitz

Address of Joint Filer:                      375 Park Avenue, 24th Floor,
                                             New York, NY 10152

Relationship of Joint Filer to               10% Owner; Director; Chief
Issuer:                                      Executive Officer

Issuer Name and Ticker or Trading            EG Acquisition Corp. [EGGFU]
Symbol:

Date of Event Requiring Statement:           5/25/2021
(Month/Day/Year):